                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/

Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-12

                                       PANERA BREAD COMPANY
      -----------------------------------------------------------------------
                 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act
           Rules 14a-6(i)(1) and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5)   Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

           1)   Amount previously paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No:
                ----------------------------------------------------------
           3)   Filing party:
                ----------------------------------------------------------
           4)   Date Filed:
                ----------------------------------------------------------

                              PANERA BREAD COMPANY
                               6710 CLAYTON ROAD
                        RICHMOND HEIGHTS, MISSOURI 63117

                                                                  April 30, 2001

Dear Stockholder,

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Panera Bread Company (the "Company") to be held at 9:00 a.m. Central Time on Tuesday, June 12, 2001 at Bank of America, 800 Market Street, Atrium Conference Room 1, St. Louis, Missouri 63101.

    At the Annual Meeting, (i) two persons will be elected to the Board of Directors, (ii) the Company will seek stockholder approval of the Company's 2001 Employee, Director and Consultant Stock Option Plan, and (iii) the Company will ask the stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

    We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

    On behalf of all of our employees and directors, I would like to thank you for your continuing support and confidence.

                                          Sincerely,

                                          [LOGO]

                                          Ronald M. Shaich
                                          Chairman of the Board

                            YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                              PANERA BREAD COMPANY
                               6710 CLAYTON ROAD
                        RICHMOND HEIGHTS, MISSOURI 63117

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            JUNE 12, 2001--9:00 A.M.

    You are hereby notified that the Annual Meeting of Stockholders of Panera Bread Company will be held on Tuesday, June 12, 2001 at 9:00 a.m., Central Time, at Bank of America, 800 Market Street, Atrium Conference Room 1, St. Louis, Missouri 63101, to consider and act upon the following matters:

    1. To elect two (2) Directors to the Board of Directors to serve for a term ending in 2004 and until their successors are duly elected and qualified;

    2. To consider and act upon a proposal to approve the adoption of the Company's 2001 Employee, Director and Consultant Stock Option Plan (the "2001 Plan") and the reservation of 1,000,000 shares of Class A Common Stock, $.0001 par value per share, for stock options which may be granted under the 2001 Plan;

    3. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 29, 2001; and

    4. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

    If you are unable to attend the meeting personally, please be sure to complete, date, sign and return the enclosed proxy as soon as possible in the envelope provided to: EquiServe, 150 Royall Street, Canton, Massachusetts 02021.

    Stockholders of record on the books of the Company at the close of business on April 16, 2001 are entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          William W. Moreton
                                          Assistant Secretary

Dated: April 30, 2001

                            YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                              PANERA BREAD COMPANY
                               6710 CLAYTON ROAD
                        RICHMOND HEIGHTS, MISSOURI 63117

                                PROXY STATEMENT
                    INFORMATION ABOUT THE MEETING AND VOTING

SOLICITATION OF PROXIES

    This proxy statement and the accompanying proxy card are first being mailed to stockholders commencing on or about April 30, 2001. The accompanying proxy is solicited by the Board of Directors of Panera Bread Company (the "Company") for use at the Annual Meeting of Stockholders to be held on June 12, 2001 and any adjournment or adjournments thereof. The cost of soliciting proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies by mail, telephone, telegraph and personal interview without additional compensation.

PROPOSALS TO BE VOTED UPON

    PROPOSAL 1. The first proposal is to elect two (2) Directors to the Board of Directors to serve for a term ending in 2004 and until their successors are duly elected and qualified.

    PROPOSAL 2. The second proposal is to approve the adoption of the Company's 2001 Employee, Director and Consultant Stock Option Plan (the "2001 Plan") and the reservation of 1,000,000 shares of Class A Common Stock, $.0001 par value per share, for stock options which may be granted under the 2001 Plan.

    PROPOSAL 3. The third proposal is to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 29, 2001.

    When a proxy is returned properly signed, the shares represented thereby will be voted by the persons named as proxies in accordance with the stockholder's directions. You are urged to specify your choices on the enclosed proxy card. If a proxy is signed and returned without specifying choices, the shares will be voted "FOR" proposals 1, 2 and 3 and in the discretion of the persons named as proxies in the manner they believe to be in the best interests of the Company as to other matters that may properly come before the meeting.

REVOCATION OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any stockholder who has executed a proxy but is present at the meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the meeting and not revoked at or prior to the meeting, will be voted at the meeting.

STOCKHOLDERS ENTITLED TO VOTE

    The Board of Directors has fixed April 16, 2001 as the record date for the meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the meeting. On the record date, there were 12,511,830 shares of Class A Common Stock, $.0001 par value (each of which entitles its holder to one vote), and 1,423,642 shares of Class B Common Stock, $.0001 par value (each of which entitles its holder to three votes) of the Company issued and outstanding. The Class A and Class B Common Stock are sometimes referred to collectively in this proxy statement as the "Common Stock." The holders of Common Stock do not have cumulative voting rights.

QUORUM

    For all proposals on the agenda for the meeting, the holders of a majority in interest of the combined voting power of the Class A and Class B Common Stock issued and outstanding and entitled to vote and present in person or represented by proxy, will constitute a quorum. Shares represented by all proxies received, including proxies that withhold authority for the election of Directors and/or abstain from voting on a proposal, as well as "broker non-votes" discussed below, will be counted toward establishing the presence of a quorum.

VOTES REQUIRED

    Nominees for election as Directors of the Company will be elected by plurality vote of the combined voting power of the shares of Class A and Class B Common Stock voted in person or represented by proxy at the meeting. Shares for which the vote is withheld will be excluded entirely and will have no effect on the election of Directors of the Company.

    The proposal to approve the adoption of the 2001 Plan and the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants must be approved by an affirmative vote of a majority of the combined voting power of the shares of Class A and Class B Common Stock voted in person or represented by proxy as to each matter. Shares for which the vote is withheld and "broker non-votes" will be excluded entirely and will have no effect on the foregoing proposals.

    If a stockholder holds shares of Common Stock through a broker, bank or other representative, generally the broker or representative may only vote the Common Stock in accordance with the stockholder's instructions. However, if such representative has not timely received the stockholder's instructions, the representative may only vote on those matters for which it has discretionary voting authority. If a broker or representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. As to the proposal relating to the 2001 Plan, broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of the vote.

                                   MANAGEMENT

INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

    The Company's Certificate of Incorporation provides for a classified Board of Directors, in which the Board of Directors is divided into three classes, each having as nearly as possible an equal number of Directors. The terms of service of each class of Directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

    The Board of Directors currently consists of four (4) members, divided into three (3) classes as follows: Ronald M. Shaich constitutes a class with a term ending in 2002 (the "Class I Director"); Domenic Colasacco and Robert T. Giaimo constitute a class with a term ending in 2003 (the "Class II Directors"); and George E. Kane constitutes a class with a term which expires at the upcoming meeting (the "Class III Director"). George E. Kane and Larry J. Franklin are nominated for election as Class III Directors at the upcoming meeting with a term to expire in 2004, if elected. If both nominees are elected, the Board of Directors will consist of five (5) members following the meeting. At each annual meeting of stockholders, Directors are elected for a full term of three
(3) years to succeed those Directors whose terms are expiring.

    The following table and biographical descriptions set forth information regarding the principal occupation, other affiliations, committee memberships and age, for the nominees for election as Directors and each Director continuing in office, based on information furnished to the Company by each nominee and Director. The following information is as of March 2, 2001 unless otherwise noted.

                                                                                   TERM AS A
              NAME                   AGE        POSITION(S) WITH THE COMPANY     DIRECTOR ENDS    CLASS
              ----                 --------   ---------------------------------  -------------   --------
NOMINEES FOR ELECTION:
Larry J. Franklin (1)............     52      Director Nominee                       2004*         III*
George E. Kane (2)(3)(4)(5)......     96      Director                               2004*         III*

DIRECTORS CONTINUING IN OFFICE:
Domenic Colasacco (2)(3)(4)......     52      Director                               2003           II
Robert T. Giaimo (2)(4)..........     49      Director                               2003           II
Ronald M. Shaich (3).............     47      Chairman of the Board and Chief        2002            I
                                                Executive Officer

------------------------

*   Assuming election at this Annual Meeting.

(1) Assuming election at this Annual Meeting, Mr. Franklin will become a member of the Compensation Committee.

(2) Member of the Compensation and Stock Option Committee.

(3) Member of the Committee on Nominations.

(4) Member of the Audit Committee.

(5) Following the Annual Meeting, Mr. Kane will no longer serve on the Compensation Committee of the Board of Directors.

NOMINEES FOR ELECTION AS DIRECTORS

    LARRY J. FRANKLIN, Director Nominee, has been the President and Chief Executive Officer of Franklin Sports, Inc., a leading sports equipment company, since 1986. Mr. Franklin joined Franklin Sports, Inc. in 1970 and served as its Executive Vice President from 1981 to 1986. Mr. Franklin currently serves as a director of each of the Sporting Goods Manufacturer's Association and the International Mass Retail Association. He is also on the board of directors of the New England chapter of the Juvenile Diabetes Research Foundation.

    GEORGE E. KANE, Director since November 1988. Mr. Kane was a Director of the Company from December 1981 to December 1985 and a Director Emeritus from December 1985 to November 1988. Mr. Kane retired in 1970 as President of Garden City Trust Company (now University Trust Company) and served as an Honorary Director of University Trust Company from December 1985 to January 2000.

DIRECTORS CONTINUING IN OFFICE

    RONALD M. SHAICH, Director since 1981, co-founder of the Company, Chairman of the Board since May 1999, Co-Chairman of the Board from January 1988 to May 1999, Chief Executive Officer since May 1994 and Co-Chief Executive Officer from January 1988 to May 1994. Mr. Shaich is Chairman of the Board of Trustees of Clark University. Mr. Shaich serves as a director of Lown Cardiovascular Research Foundation.

    DOMENIC COLASACCO, Director since March 2000. Mr. Colasacco has been President and Chief Executive Officer of United States Trust Company since 1992. He joined USTC in 1974 after beginning his career in the research division of Merrill Lynch & Co., in New York City. Mr. Colasacco is also a Director of Hometown Auto Retailers, Inc., a publicly traded chain of automobile dealerships.

    ROBERT T. GIAIMO, Director since July 2000. Mr. Giaimo has been the Chairman of the Board, President, Chief Executive Officer and Treasurer of Silver
Diner, Inc., a publicly traded chain of restaurants, since March 1996.
Mr. Giaimo has been the Co-Founder, Director, President, Chief Executive Officer and Treasurer of Silver Diner Development, Inc. since its inception in 1989. From 1971 to January 1987, Mr. Giaimo was President, Chief Executive Officer and Director of Monolith Enterprises, Inc. ("Monolith"). From 1972 through 1976,
Mr. Giaimo co-founded and operated, through Monolith, Blimpies Restaurant in Georgetown. In 1977, Mr. Giaimo co-founded and operated, through Monolith, The American Cafe restaurant, an award-winning restaurant chain.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Company's Board of Directors held four meetings, during the fiscal year ended December 30, 2000. The Board of Directors has established an Audit Committee, a Compensation and Stock Option Committee and a Committee on Nominations.

    The Audit Committee, which held two meetings during the fiscal year ended December 30, 2000, meets with the Company's independent accountants and principal financial personnel to review the results of the annual audit. The Audit Committee also reviews the scope of, and establishes fees for, audit and non-audit services performed by the independent accountants, reviews the independence of the independent accountants and the adequacy and effectiveness of the Company's internal accounting controls. The Audit Committee consists of three members, currently Messrs. George E. Kane, Domenic Colasacco and Robert T. Giaimo and is reconstituted annually. After the Annual Meeting and assuming the reelection of George E. Kane as a Director, the Audit Committee will consist of Messrs. Domenic Colasacco, Robert T. Giaimo and George E. Kane.

    The Compensation and Stock Option Committee (the "Compensation Committee"), which held four meetings during the fiscal year ended December 30, 2000, establishes the compensation, including stock options and other incentive arrangements, of the Company's Chairman and Chief Executive Officer. It also administers the Company's 1992 Equity Incentive Plan, 1992 Employee Stock Purchase Plan and will administer the 2001 Plan if approved by the stockholders at the meeting. The Compensation Committee consists of three members, currently Messrs. George E. Kane, Domenic Colasacco and Robert T. Giaimo, and is reconstituted annually. After the Annual Meeting and assuming the election of Larry J. Franklin as a Director, the Compensation Committee will consist of Messrs. Domenic Colasacco, Robert T. Giaimo and Larry J. Franklin.

    The Committee on Nominations, which held two meetings during fiscal year ended December 30, 2000, selects nominees for election as Directors and will consider written recommendations from any stockholder of record with respect to nominees for Directors of the Company. A stockholder's recommendation shall be made by written notice which must be delivered to, or mailed to and received by, the Company, in a timely manner, at its principal executive office and must set forth all of the information required to be included therein by the Company's By-laws. The Committee on Nominations consists of three members, currently Messrs. Ronald M. Shaich, George E. Kane and Domenic Colasacco, and is reconstituted annually. After the Annual Meeting and assuming the reelection of George E. Kane as a Director, the Committee on Nominations will consist of Messrs. Ronald M. Shaich, Domenic Colasacco and George E. Kane.

    All Directors attended at least 75% of the meetings of the Board and of the committees of which they were members in the fiscal year ended December 30, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Compensation Committee has interlocking or other relationships with other boards or with the Company.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company receive a quarterly fee ranging from $3,000 to $3,500 for serving on the Board, plus reimbursement of out-of-pocket expenses for attendance at each Board or committee meeting.

    Under a formula-based stock option plan for independent Directors (the "Directors' Plan"), each current Director who is not an employee or principal stockholder of the Company (an "Independent Director") and who is first elected after the effective date of the Directors' Plan receives, upon his or her election to the Board, a one-time grant of an option to purchase 5,000 shares of Class A Common Stock. Each Independent Director who serves as such at the end of each of the Company's fiscal years receives at the end of such fiscal year an option to purchase an additional 5,000 shares of Class A Common Stock, except that at the end of the 2000 fiscal year, each Independent Director serving as such received an option to purchase an additional 2,131 shares of Class A Common Stock instead of an option to purchase an additional 5,000 shares. All options issued under the Directors' Plan have an exercise price per share equal to the closing price of a share of Class A Common Stock as of the close of the market on the trading day immediately preceding the grant date, are fully vested when granted, and are exercisable for a period of 10 years, subject to earlier termination following termination of service as a Director.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    The names of, and certain information regarding, executive officers of the Company who are not also directors are set forth below. Except for executive officers who have employment agreements with the Company, the executive officers serve at the pleasure of the Board of Directors.

NAME                                     AGE      POSITION(S) WITH THE COMPANY
----                                   --------   ----------------------------
Richard C. Postle....................     52      President and Chief Operating Officer
William W. Moreton...................     41      Senior Vice President and Chief Financial Officer
Thomas R. Howley.....................     51      Vice President, Construction and Design
Anthony M. Coleman...................     58      Vice President, Design
Diane Davidson.......................     47      Vice President, Human Resources and Special Projects
Scott Davis..........................     37      Vice President, Customer Experience
Paul J. Evans........................     46      Vice President, Franchise Development
Denis G. Fredrick....................     57      Vice President, Information Systems
Marianne Graziadei...................     43      Vice President, Operational Tools, Systems and Training
Kathy Kuhlenbeck.....................     44      Vice President, Financial Planning and Corporate
                                                  Services
Michael J. Kupstas...................     43      Vice President, Franchising and Brand Communications
John M. Maguire......................     35      Vice President, Bakery Supply Chain Operations
Thomas A. Pannullo...................     47      Vice President, Company Store Operations
Diane L. Parsons-Salem...............     56      Vice President, General Counsel
Kenneth E. Puzder....................     35      Vice President, Accounting Operations and Controller
Lawrence A. Rusinko..................     40      Vice President, Marketing

    RICHARD C. POSTLE, Chief Operating Officer and President of the Company since May 1999. President of the Saint Louis Bread Co./Panera Bread business unit from August 1995 to May 1999. From August 1994 through August 1995,
Mr. Postle was President and Chief Operating Officer of Checkers Drive-In Restaurants, Inc. From January 1992 through August 1994, Mr. Postle was Senior Vice President, Operations of KFC-USA. From 1988 through December 1991,
Mr. Postle was Chief Operating Executive of Brice Foods, Inc.

    WILLIAM W. MORETON, Senior Vice President, Chief Financial Officer and Treasurer of the Company since May 1999. From October 1998 to May 1999,
Mr. Moreton served as Senior Vice President and Chief Financial Officer of the Saint Louis Bread Co./Panera Bread business unit. From April 1997 to
October 1998, Mr. Moreton served as Executive Vice President and Chief Financial Officer of Quality Dining, Inc. From October 1992 to April 1997, Mr. Moreton served as Executive Vice President and Chief Financial Officer of Houlihan's Restaurants, Inc.

    THOMAS R. HOWLEY, Vice President, Construction and Design for the Company since March 1999, which includes service as the Vice President, Construction and Design for Panera, Inc., a wholly-owned subsidiary of the Company, from March 1999 to May 1999. From November 1992 to March 1999, Mr. Howley was Vice President, General Counsel and Assistant Secretary of Panera, Inc. He has been Assistant Secretary of the Company since March 1999. Prior to November 1992,
Mr. Howley was an attorney with the law firm of Rackemann, Sawyer & Brewster.

    ANTHONY M. COLEMAN, Vice President, Design for the Company since
April 1995, which includes service as the Vice President, Design for Panera, Inc. from April 1995 to May 1999. Mr. Coleman was the Director of Design for Panera, Inc. from November 1994 to April 1995.

    DIANE DAVIDSON, Vice President, Human Resources and Special Projects the Company since April 2001. From December 2000 to April 2001, Ms. Davidson served as General Counsel of the Company. From September 2000 to November 2000,
Ms. Davidson served as Consultant and Acting General Counsel of the Company. From December 1991 to May 2000, Ms. Davidson served as Senior Vice President, Senior Personnel Generalist of Bank of America/Nations Bank.

    SCOTT DAVIS, Vice President, Customer Experience for the Company since
May 1996, which includes service as the Vice President, Customer Experience for Panera, Inc. from May 1996 to May 1999. From June 1994 to May 1996, Mr. Davis served as Director of Concept Services and Customer Experience for Panera, Inc.

    PAUL J. EVANS, Vice President, Franchise Development for the Company since June 1999. Between October 1995 and June 1999, Mr. Evans was Director of International Franchise Development for Metromedia Restaurant Group, with responsibilities for Bennigan's, Steak & Ale, Ponderosa and Bonanza franchising.

    DENIS G. FREDRICK, Vice President, Information Systems for the Company since June 1999. Between 1988 and June 1999, Mr. Fredrick was Vice President of Information Systems for Value City Department Stores, Inc.

    MARIANNE GRAZIADEI, Vice President, Operational Tools, Systems and Training for the Company since June 2000. From February 1988 to December 1999,
Ms. Graziadei served in a variety of roles at Au Bon Pain including Partner/Manager, Market Manager, Regional Vice President and, ultimately, Vice President, Operations.

    KATHY KUHLENBECK, Vice President, Financial Planning and Corporate Services for the Company since October 2000. From October 1998 to October 2000,
Ms. Kuhlenbeck served as Chief Financial Officer of Angelica Image Apparel, a division of Angelia Corporation. From May 1989 to October 1998, Ms. Kuhlenbeck served as Chief Financial Officer of Bachrach Clothing, Inc.

    MICHAEL J. KUPSTAS, Vice President, Franchising and Brand Communications for the Company since August 1999. Between January 1996 and August 1999,
Mr. Kupstas was Vice President of Operations for the Company, which included service as Vice President of Operations for Panera, Inc. from January 1996 to May 1999. Between April 1991 and January 1996, Mr. Kupstas was Senior Vice President/Division Vice President for Long John Silver's, Inc.

    JOHN M. MAGUIRE, Vice President, Bakery Supply Chain Operations for the Company since April 2000. From November 1998 to March 2000, Mr. Maguire served as Vice President, Commissary Operations for the Company, which included service as Vice President, Commissary Operations for Panera, Inc. from November 1998 to May 1999. From January 1990 to October 1998, Mr. Maguire was successively Manager, Director and Vice President of Commissary Operations for the Au Bon Pain and Panera Bread/Saint Louis Bread divisions of the Company.

    THOMAS A. PANNULLO, Vice President, Company Store Operations for the Company since March 2000. Mr. Pannullo has been in the restaurant business for over 25 years. Between March 1998 and March 2000, Mr. Pannullo was Division President at Golden Corral. From November 1996 to March 1998, Mr. Pannullo was Chief Operating Officer with Boston Market in the New York area. Prior to that,
Mr. Pannullo spent 19 years with Red Lobster holding various positions in Operations, Human Resources, and Purchasing, and finally serving as Senior Vice President of Operations.

    DIANE L. PARSONS-SALEM, Vice President, General Counsel for the Company since April 2001. From August 1998 to March 2001, Ms. Parsons-Salem served as Vice President, Americas Counsel for NACCO Materials Handling Group, Inc. From April 1987 to November 1997, Ms. Parsons-Salem held various positions in Hardee's Food Systems, Inc., finally serving as Vice President and Deputy General Counsel.

    KENNETH E. PUZDER, Vice President, Accounting Operations and Controller for the Company since October 2000. From April 1998 to October 2000, Mr. Puzder served as Vice President of the Lindner Funds. From November 1996 to
April 1998, he served as Audit Manager for KPMG Peat Marwick.

    LAWRENCE A. RUSINKO, Vice President, Marketing for the Company since
April 1997, which includes service as Vice President, Marketing for Panera, Inc. from April 1997 to May 1999. Between May 1995 and March 1997,
Mr. Rusinko was the Director of Marketing for Panera, Inc. Between January 1994 and April 1995, Mr. Rusinko was Manager of Creative Services for Taco Bell Corp.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLE

    The following tables set forth information concerning the compensation paid or accrued by the Company during the fiscal years ended December 26, 1998, December 25, 1999, and December 30, 2000 to or for the Company's Chief Executive Officer and its four other most highly compensated executive officers whose salary and bonus combined exceeded $100,000 for fiscal year 2000 (hereinafter referred to as the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                               ANNUAL COMPENSATION              COMPENSATION
                                                    -----------------------------------------   ------------
                                                                                                 SECURITIES
                                                                   OTHER ANNUAL                  UNDERLYING
NAME AND PRINCIPAL POSITION(S)             YEAR     SALARY ($)   COMPENSATION ($)   BONUS ($)   OPTIONS (#)
------------------------------           --------   ----------   ----------------   ---------   ------------
Ronald M. Shaich ......................    2000       325,002        100,936(a)      100,000            --
  Chairman and Chief Executive Officer     1999       325,000             --              --            --
                                           1998       250,000             --              --            --

Richard C. Postle .....................    2000       323,396         11,922(b)      100,000            --
  President and Chief Operating Officer    1999       314,151             --          46,575       108,178
                                           1998       316,098             --              --       100,000

William W. Moreton (c) ................    2000       286,418          9,784(d)      100,000            --
  Senior Vice President and Chief          1999       274,993             --          41,250            --
  Financial Officer                        1998        52,885             --              --       150,000

Michael J. Kupstas ....................    2000       166,886          8,343(e)       51,125            --
  Vice President, Franchising and Brand    1999       160,231             --          20,029            --
  Communication                            1998       160,281             --              --        45,000

Thomas R. Howley ......................    2000       156,231          8,722(f)       29,839        15,000
  Vice President, Construction and         1999       145,770             --          15,000            --
  Design                                   1998       117,261             --          48,452        12,000

------------------------

(a) Other Annual Compensation for Mr. Shaich consisted of: (i) personal use of a Company apartment ($86,183), (ii) payments for an automobile lease ($9,218),
    (iii) payment of term life insurance premiums ($1,260), and (iv) matching payments on contributions to the Company's 401(k) Plan ($4,275).

(b) Other Annual Compensation for Mr. Postle consisted of: (i) a car allowance ($5,000), (ii) payment of term life insurance premiums ($1,932), and
    (iii) matching payments on contributions to the Company's 401(k) Plan ($4,990).

(c) Mr. Moreton commenced his employment with the Company in November 1998.

(d) Other Annual Compensation for Mr. Moreton consisted of: (i) a car allowance ($5,000), (ii) reimbursement of club dues ($2,900), (iii) payment of term life insurance premiums ($840), and (iv) matching payments on contributions to the Company's 401(k) Plan ($1,044).

(e) Other Annual Compensation for Mr. Kupstas consisted of: (i) a car allowance ($5,000), (ii) payment of term life insurance premiums ($540), and
    (iii) matching payments on contributions to the Company's 401(k) Plan ($2,803).

(f) Other Annual Compensation for Mr. Howley consisted of: (i) a car allowance ($5,000), (ii) payment of term life insurance premiums ($1,154), and
    (iii) matching payments on contributions to the Company's 401(k) Plan ($2,568).

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding each stock option granted during fiscal year 2000 to each of the named executive officers.

                  AGGREGATED OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                      INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                   --------------------------------------------------------       ANNUAL RATES
                                    NUMBER OF      PERCENT OF                                    OF STOCK PRICE
                                   SECURITIES     TOTAL OPTIONS                                 APPRECIATION FOR
                                   UNDERLYING      GRANTED TO      EXERCISE OR                  OPTION TERM ($)*
                                     OPTIONS      EMPLOYEES IN     BASE PRICE    EXPIRATION   ---------------------
NAME                               GRANTED (#)   FISCAL YEAR (%)    ($/SHARE)       DATE         5%          10%
----                               -----------   ---------------   -----------   ----------   ---------   ---------
Ronald M. Shaich................         --             --               --             --          --          --
Richard C. Postle...............         --             --               --             --          --          --
William W. Moreton..............         --             --               --             --          --          --
Michael J. Kupstas..............         --             --               --             --          --          --
Thomas R. Howley (1)............     15,000            5.3%           $9.69       06/09/07     $59,160    $137,868

------------------------

* The dollar amounts in these columns are the result of calculations at stock appreciation rates specified by the Securities and Exchange Commission and are not intended to forecast actual future appreciation rates of the Company's stock price.

(1) Options to purchase Class A Common Stock were awarded on June 9, 2000 under the 1992 Equity Incentive Plan. The options are exercisable in four
    (4) annual installments of 25% per year beginning June 9, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table provides information regarding the exercises of options by each of the named executive officers during the 2000 fiscal year. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 30, 2000 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Class A Common Stock.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                  SHARES                      UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                               ACQUIRED ON       VALUE         OPTIONS AT FY-END (#)     AT FISCAL YEAR END ($)(1)
NAME                           EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                           ------------   ------------   -------------------------   -------------------------
Ronald M. Shaich.............          --            --                  677,330/0                 10,453,287/0
Richard C. Postle............          --            --            101,822/198,178          1,624,081/3,217,440
William W. Moreton...........      37,500       477,938                  0/112,500                  0/1,848,713
Michael J. Kupstas...........       8,625       142,269              15,250/40,625              246,123/660,954
Thomas R. Howley.............          --            --              23,440/23,855              532,804/313,052

------------------------

(1) Based upon a fair market value of $22.813 per share of Class A Common Stock, which was the closing price of a share of Class A Common Stock on the Nasdaq National Market on December 30, 2000.

EXECUTIVE OFFICER COMPENSATION

    The Company's Chief Executive Officer is responsible for establishing the compensation, including salary, bonus and incentive compensation, for all of the Company's executive officers other than the Chief Executive Officer and Chairman of the Board.

    PHILOSOPHY

    In compensating the Company's executive officers, the Chief Executive Officer seeks to structure a salary, bonus and incentive compensation package that will help attract and retain talented individuals and align the interests of the executive officers with the interests of the Company's stockholders.

    COMPONENTS OF COMPENSATION

    There are two components to the compensation of the Company's executive officers: annual cash compensation (consisting of salary and bonus incentives) and long-term incentive compensation.

    ANNUAL CASH COMPENSATION. The Company participates annually in an industry-specific survey of executive officers, which serves as the basis for determining total target cash compensation packages, which are crafted individually for each executive officer. The individual's compensation consists of a base salary and contingent compensation based on actual performance against agreed to expectations of performance. The individual compensation packages are structured so that, if the executive officer attains the expected level of achievement of each performance goal, the cash compensation of the executive officer will be approximately at the 75th percentile of the compensation of individuals occupying similar positions in the industry, using generally available surveys of executive compensation within the retail industry for companies with comparable revenues.

    At the beginning of each fiscal year, the Chief Executive Officer and each executive officer establish a series of individual performance goals which are specific to the executive's responsibilities. These goals seek to measure performance of each executive officer's job responsibilities: for executive officers whose responsibilities are operational in nature, attainment of operating group goals and objectives is stressed, and for corporate staff officers, overall Company performance measured by earnings per share growth is utilized. Historically, the maximum cash bonus for the Company's executive officers, as a percentage of base salary, has ranged from 20% to 60%. In the future, the maximum potential cash bonus may exceed 60% of an executive officer's base salary based on, among other things, the performance of the executive officer and/or the Company during the applicable year.

    Thus, the Company's cash compensation practices seek to motivate executives by requiring excellent performance measured against both internal goals and competitive performance.

    LONG-TERM INCENTIVE COMPENSATION. The second element of executive compensation is long-term incentive compensation, which currently takes the form of stock options granted under the Company's 1992 Equity Incentive Plan. Currently, stock options are granted under the Performance-Based Option program, which consists of a series of guidelines which provide for the periodic granting of specific amounts of stock options, denominated in dollars rather than in numbers of shares, depending upon the executive's position within the Company. Existing holdings of stock or stock options are not a factor in determining the dollar value of an individual executive officer's award.

    As often as seems appropriate, but at least annually, the Chief Executive Officer reviews the Company's executive compensation program to judge its consistency with the Company's compensation philosophy, whether it supports the Company's strategic and financial objectives, and whether it is competitive within the Company's industry.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

    This report is made by the Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors, the committee which is responsible for establishing the compensation, including base salary and incentive compensation, for the Company's Chairman of the Board and Chief Executive Officer, Ronald M. Shaich.

    PHILOSOPHY

    The Compensation Committee seeks to set the compensation of the Company's Chief Executive Officer and Chairman at a level which is competitive with companies of similar size in the Company's industry. Mr. Shaich has the overall responsibility of Chairman of the Board of Directors and Chief Executive Officer. The Compensation Committee examined compensation structures for the chief executive officer of companies in the restaurant industry using generally available source material from business periodicals and other sources, and sought to structure the Chairman and Chief Executive Officer's compensation at a competitive level appropriate to the comparable companies' group. The companies that were examined for purposes of evaluating and setting compensation of the Chairman and Chief Executive Officer are not necessarily included in the "Standard & Poor's 400--MidCap Restaurant Index" used in the Stock Performance Graph set forth under "Stock Performance" below.

    COMPENSATION STRUCTURE

    The compensation of the Chairman and Chief Executive Officer is structured to be competitive within the Company's industry and is based upon the general performance of the Company, and is reviewed annually by the Committee.

    COMPONENTS OF COMPENSATION

    SALARY. The salary shown in the Summary Compensation Table represents the fixed portion of compensation for the Chairman and Chief Executive Officer for the year. Changes in salary depend upon overall Company performance as well as levels of base salary paid by companies of similar size in the Company's industry.

    BONUS. The cash bonus is the principal incentive-based compensation paid annually to the Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer receives a bonus in a predetermined amount if the Company achieves its financial and strategic objectives for the fiscal year. A higher bonus is paid if the Company exceeds these objectives by a predetermined percentage. In determining the bonus amount, the Compensation Committee seeks to create an overall compensation package for the

Chairman and Chief Executive Officer which is at the mid-point for comparable companies in the restaurant industry. For the fiscal year ended December 30, 2000, the Board awarded Mr. Shaich a bonus of $100,000.

    The Chairman and Chief Executive Officer may elect to take the bonus in the form of 10-year, fully vested stock options for that number of shares of the Company's Class A Common Stock that could be purchased with an amount equal to two times the cash value of his bonus. The exercise price of the option would be equal to the fair market value of the Company's Class A Common Stock on the date of grant.

    STOCK OPTIONS. Mr. Shaich does not participate in either the Performance-Based Option Program under the Company's 1992 Equity Incentive Plan or the 1992 Employee Stock Purchase Plan.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Compensation Committee has reviewed the potential consequences for the Company of Section 162(m) of the Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. Based on such review, the Compensation Committee believes that the limitation will have no effect on the Company in fiscal year 2001.

                                          Respectfully submitted,

                                          GEORGE E. KANE
                                          DOMENIC COLASACCO
                                          ROBERT T. GIAIMO
                                          Compensation Committee

EMPLOYMENT ARRANGEMENTS

    RICHARD C. POSTLE. The Company and Richard C. Postle are parties to an Executive Employment Agreement dated September 1, 1995, which provides
Mr. Postle with a base annual salary of $300,000 for a two-year period. The Agreement automatically renews for additional one-year periods unless either party gives notice of his or its intent not to renew the Agreement at least 26 weeks prior to its expiration. In the event that the Company gives notice of its intent not to renew the Agreement, Mr. Postle will be entitled to his base salary, car allowance (if any) and other benefits for 26 weeks, such payments to be reduced dollar for dollar by any compensation and benefits received by Mr. Postle from other sources. In the event the Company chooses to terminate
Mr. Postle's employment without cause, it may do so by giving Mr. Postle
30 days' written notice. In the event of a termination without cause, Mr. Postle would be entitled to one year's severance.

    WILLIAM W. MORETON. The Company and William W. Moreton are parties to an Executive Employment Letter Agreement dated September 29, 1998, which provides Mr. Moreton with a base salary of $275,000, a bonus of $25,000 based on continued employment that was paid in March 2000, 150,000 stock options vesting over five years and a relocation assistance package. The Letter Agreement also provides that under the terms of a separate severance agreement, in the event of an involuntary termination of Mr. Moreton's employment without cause, Mr. Moreton will be entitled to continue to receive his base salary, car allowance and medical and/or dental benefits for a period of up to twelve months, such payments to be reduced by any compensation received by Mr. Moreton in connection with any future employment during such twelve month period.

    MICHAEL J. KUPSTAS. The Company and Michael J. Kupstas are parties to an Executive Employment Letter Agreement dated December 22, 1995, which provides Mr. Kupstas with a base salary of $150,000, a right to participate in the Company's performance compensation program with a guaranteed minimum bonus under the plan of 20% of his fiscal 1996 annual salary, subject to continued employment, 11,500 stock options subject to the discretion of the Company's Board of Directors, reimbursement of one year of COBRA expenses and a relocation assistance package. The Letter Agreement also provides that under the terms of a separate severance agreement, in the event of an involuntary termination of Mr. Kupstas' employment without cause, Mr. Kupstas will be entitled to continue to receive his base salary, car allowance and medical and/or dental benefits for a period of up to twelve months, such payments to be reduced by any compensation received by Mr. Kupstas in connection with any future employment during such twelve month period.

    THOMAS R. HOWLEY. The Company and Thomas R. Howley are parties to an Executive Employment Agreement dated December 13, 1996 and an Amendment thereto dated November 17, 1999. The Agreement, as amended, provides Mr. Howley with a base salary of $150,000, the right to participate in the Company's performance compensation program and a $5,000 per year car allowance. Under the Agreement, as amended, all of Mr. Howley's nonqualified stock options held on May 15, 1999, the effective date of the sale of the Company's Au Bon Pain Division, vested and became immediately exercisable. The Company further agreed to use its best efforts to replace in the future any options held by Mr. Howley, upon their expiration, with new options. The Agreement, as amended, further provides that in the event of an involuntary termination of Mr. Howley's employment without cause, Mr. Howley will be entitled to continue to receive his base salary, car allowance and medical and/or dental benefits for a period of up to six months, such payments to be reduced by any compensation received by Mr. Howley in connection with any future employment during such one year period.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors, which consists of three independent directors and operates under a written charter adopted by the Board of Directors, has furnished the following report:

    The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, which is attached as Appendix A to this proxy statement. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2000, the Audit Committee took the following actions:

    - Reviewed and discussed the audited financial statements for the fiscal year ended December 30, 2000 with management and PricewaterhouseCoopers LLP ("PWC"), the Company's independent public accountants;

    - Discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

    - Received written disclosures and the letter from PWC regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with PWC their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

    Based on the Audit Committee's review of the audited financial statements and discussions with management and PWC, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          GEORGE E. KANE
                                          DOMENIC COLASACCO
                                          ROBERT T. GIAIMO
                                          Audit Committee

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                 (ASSUMES $100 INVESTMENT ON DECEMBER 30, 1995)

    The following graph and chart compare the cumulative annual stockholder return on the Company's Class A Common Stock over the period commencing
December 30, 1995, and continuing through December 30, 2000, to that of the total return index for The Nasdaq Composite Index and the Standard & Poor's MidCap Restaurants Index, assuming the investment of $100 on December 30, 1995. In calculating total annual stockholder return, reinvestment of dividends is assumed. The stock performance graph and chart below are not necessarily indicative of future price performance. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission (the "Commission") and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from Media General Financial Services, a source believed to be reliable, but the Company disclaims any responsibility for any errors or omissions in such information.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          PANERA BREAD COMPANY  S&P MIDCAP RESTAURANTS(1)  NASDAQ COMPOSITE(1)
12/30/95               $100.00                    $100.00              $100.00
12/28/96                $81.09                     $95.56              $122.71
12/27/97                $96.97                    $104.47              $149.25
12/26/98                $77.33                    $127.83              $208.40
12/25/99                $94.67                    $107.50              $386.77
12/30/00               $276.48                    $153.55              $234.81

                                               12/30/95   12/28/96   12/27/97   12/26/98   12/25/99   12/30/00
                                               --------   --------   --------   --------   --------   --------
Panera Bread Company.........................  $100.00    $ 81.09    $ 96.97    $ 77.33    $ 94.67    $276.48

S&P MidCap Restaurants (1)...................  $100.00    $ 95.56    $104.47    $127.83    $107.50    $153.55

Nasdaq Composite (1).........................  $100.00    $122.71    $149.25    $208.40    $386.77    $234.81

------------------------

(1) For the S&P Midcap Restaurants Index and the Nasdaq Composite Index, the total return to stockholders is based on the values of such indices as of the last trading day of the relevant calendar year, which may be different from the end of the Company's fiscal year.

                 OWNERSHIP OF PANERA BREAD COMPANY COMMON STOCK

    The following table sets forth certain information as of March 2, 2001, with respect to the Company's Class A and Class B Common Stock owned by (1) each Director and Director Nominee of the Company, (2) the named executive officers in the Summary Compensation Table, (3) all Directors, Director Nominees and executive officers of the Company as a group, and (4) each person who is known by the Company to beneficially own more than five percent of any class of the Company's capital stock. In accordance with the rules promulgated by the Commission, such ownership includes shares presently owned, as well as shares that the named person has the right to acquire within 60 days of March 2, 2001, including, but not limited to, shares that the named person has the right to acquire through the exercise of any option or warrant. Unless otherwise indicated in the footnotes to the table, all stock is owned of record and beneficially by the persons listed in the table.

                                             CLASS A COMMON            CLASS B COMMON
      NAME AND, WITH RESPECT TO          -----------------------   -----------------------   COMBINED VOTING
    OWNER OF MORE THAN 5%, ADDRESS        NUMBER     PERCENT (1)    NUMBER     PERCENT (2)   PERCENTAGE (3)
--------------------------------------   ---------   -----------   ---------   -----------   ---------------
Ronald M. Shaich .....................     679,471(4)     5.32%    1,262,647(4)     85.3%          25.9%
  c/o Panera Bread Company
  6710 Clayton Road
  Richmond Heights, MO 63117

George E. Kane........................      20,000(5)        *        20,000        1.4%              *

Domenic Colasacco.....................       7,131(6)        *            --         --               *

Robert T. Giaimo......................       7,131(6)        *            --         --               *

Larry J. Franklin.....................          --         --             --         --              --

Richard C. Postle.....................     141,367(7)      1.2%           --         --               *

William W. Moreton....................          --         --             --         --              --

Michael J. Kupstas....................      21,720(8)        *            --         --               *

Thomas R. Howley......................      27,009(9)        *            --         --               *

All Directors, the Director Nominee
  and executive officers as a group
  (9 persons).........................     903,829(10)      6.8%   1,282,647       86.6%           27.3%

Brown Capital Management, Inc. .......   2,136,650(11)     17.7%          --         --            12.9%
  1201 N. Calvert Street
  Baltimore, MD 21201

Merrill Lynch & Co., Inc. ............   1,166,500(12)      9.6%          --         --             7.1%
  Merrill Lynch Asset Management Group
  Merrill Lynch Special Value
  Fund, Inc.
  800 Scudders Mill Road
  Plainsboro, NJ 08536

Dimensional Fund Advisors Inc. .......     812,500(13)      6.7%          --         --             4.9%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

--------------------------

   * Less than one percent.

 (1) Percentage ownership of Class A Common Stock is based on 12,105,753 shares issued and outstanding plus shares of Class A Common Stock subject to options exercisable within 60 days of March 2, 2001 held by the stockholder or group.

 (2) Percentage ownership of Class B Common Stock is based on 1,480,560 shares issued and outstanding as of March 2, 2001.

 (3) This column represents voting power rather than percentage of equity interest as each share of Class A Common Stock is entitled to one vote while each share of Class B Common Stock is entitled to three votes. Combined, the Class A Common Stock (12,105,753 votes) and the Class B Common Stock (4,441,680 votes) entitle their holders to an aggregate of 16,547,433 votes as of March 2, 2001.

 (4) Includes, (i) with respect the Class A Common Stock, options exercisable within 60 days of March 2, 2001 for 677,330 shares of Class A Common Stock, and (ii) with respect to the Class B Common Stock, 100,000 shares of Class B Common Stock held in the Ronald M. Shaich Qualified Annuity Interest Trust.

 (5) Consists of options for 20,000 shares of Class A Common Stock exercisable within 60 days of March 2, 2001, issued pursuant to the Directors' Plan.

 (6) Consists of options for 7,131 shares of Class A Common Stock exercisable within 60 days of March 2, 2001, issued pursuant to the Directors' Plan.

 (7) Includes options for 101,822 shares of Class A Common Stock exercisable within 60 days of March 2, 2001.

 (8) Includes options for 18,125 shares of Class A Common Stock exercisable within 60 days of March 2, 2001.

 (9) Includes options for 23,440 shares of Class A Common Stock exercisable within 60 days of March 2, 2001.

 (10) Includes options for 854,979 shares of Class A Common Stock exercisable within 60 days of March 2, 2001.

 (11) All of the shares of Class A Common Stock are owned by various investment advisory clients of Brown Capital Management, Inc. ("Brown"), which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to Brown's discretionary power to make investment decisions over such shares for its clients and Brown's ability to vote such shares. In all cases, persons other than Investment Counselors of Maryland, Inc. have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client holds more than five percent of the class. Information regarding beneficial ownership of Brown's shares has been obtained solely from the Schedule 13G, Amendment No. 2 filed with the Commission on February 15, 2001.

 (12) Merrill Lynch Investment Managers ("MLIM") of ML&Co. is comprised of the following legal entities: Merrill Lynch Investment Managers, L.P. ("MLIMLP"), doing business as Merrill Lynch Investment Managers; QA Advisers, LLC ("QA") doing business as Merrill Lynch Investment Managers Quantitative Advisers; Fund Asset Management, L.P., doing business as Fund Asset Management ("FAM"); Merrill Lynch Asset Management U.K. Limited ("MLAM UK"); Merrill Lynch (Suisse) Investment Management Limited ("MLS"); Merrill Lynch Investment Managers International Limited ("MLIMI"); Merrill Lynch Investment Managers, Ltd. Merrill Lynch Investment Managers (Asia Pacific Limited); Merrill Lynch Investment Managers Limited (Australia); Merrill Lynch Investment Managers (Isle of Man) Limited; Merrill Lynch Investment Managers Asia Limited; Merrill Lynch Investment Managers Kapitalanlagegesellschaft MBH; Munich London Investment Management, Ltd.; Merrill Lynch Investment Managers Ltda.; Merrill Lynch Investment Managers Japan Limited; Merrill Lynch Investment Managers Canada, Inc.; DSP Merrill Lynch Asset Management(India) Limited; PT Merrill Lynch Indonesia; Merrill Lynch Phatra Securities Co., Ltd.; Merrill Lynch Global Asset Management, Limited; Merrill Lynch Investment Managers Channel Islands Limited; Mercury Asset Management International Channel Islands Limited ("MAMCI"); Grosvenor Venture Managers Limited; and Merrill Lynch Fund Managers Limited. Each of MLIM LP, FAM, MLAM UK, MAMCI, QA, MLS, and MLIMI is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, which acts as investment adviser operating under the laws of a jurisdiction other than the United States. The investment advisers that comprise MLIM exercise voting and investment powers over portfolio securities independently from other direct and indirect subsidiaries of ML&Co. Information regarding beneficial ownership of ML & Co.'s shares of Class A Common Stock has been obtained solely from the joint
      Schedule 13G, Amendment No. 4 filed with the Commission on February 7,
      2001.

 (13) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts (these investment companies and investment vehicles collectively are referred to as the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 812,500 shares of Class A Common Stock as of February 2, 2001. The Portfolios own all of such shares of Class A Comon Stock, and Dimensional disclaims beneficial ownership of such shares. Information regarding beneficial ownership of Dimensional's shares has been obtained solely from the Schedule 13G filed with the Commission on February 2, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On July 9, 1999, the Company and Boulder Bakery-Cafe L.L.C. ("BBC-LLC") entered into a Franchise Agreement pursuant to which BBC-LLC agreed to open and operate 10 franchised bakery-cafe locations in the Boulder, Colorado area by June 30, 2004. The member and 100% owner of BBC-LLC is David E. Postle, the brother of Richard C. Postle, who is the Company's President and Chief Operating Officer. The Company receives $30,000 per bakery-cafe opened by BBC-LLC and 5% of sales as a royalty. During the fiscal year ended December 30, 2000, the Company received royalties and franchise store opening fees in the aggregate amount of approximately $85,000 from BBC-LLC.

    On December 23, 1999, the Company and Lee C. Howley entered into a Franchise Agreement pursuant to which Mr. Howley agreed to open and operate 20 franchised bakery-cafe locations in the states of Rhode Island, Connecticut and Massachusetts by May 31, 2007. Lee C. Howley is the brother of Thomas R. Howley, who is the Company's Vice President of Construction and Design. The Company receives $30,000 per bakery-cafe opened by Lee C. Howley and 5% of sales as a royalty. During the fiscal year ended December 30, 2000, the Company received royalties and franchise store opening fees in the aggregate amount of approximately $60,000 from Lee Howley.

    Each of the foregoing transactions are on terms no less favorable to the Company than those that could have been obtained from third parties in agreements negotiated at arm's length.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's Directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes of ownership with the Commission on Forms 3, 4 and 5. The Company believes that during the fiscal year ended December 30, 2000 its Directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock complied with all applicable filing requirements. In making these disclosures, the Company has relied solely on a review of copies of such reports filed with the Commission and furnished to the Company and written representations that no other reports were required.

                             ELECTION OF DIRECTORS
                           (PROPOSAL 1 ON PROXY CARD)

    The Company's Certificate of Incorporation provides for a classified Board of Directors, in which the Board of Directors is divided into three classes, with each class having as nearly as possible an equal number of Directors. The terms of service of each class of Directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

    The Board of Directors currently consists of four (4) members, divided into three (3) classes as follows: Ronald M. Shaich constitutes a class with a term ending in 2002 (the "Class I Director"); Domenic Colasacco and Robert T. Giaimo constitute a class with a term ending in 2003 (the "Class II Directors"); and George E. Kane constitutes a class with a term which expires at the upcoming meeting (the "Class III Director"). At each annual meeting of stockholders, Directors are elected for a full term of three (3) years to succeed those Directors whose terms are expiring.

    Nominee George E. Kane is a current Director whose term will expire at the upcoming meeting. Nominee Larry J. Franklin is nominated to serve his first term as a Director of the Company. Both are nominated for election as Class III Directors with a term which will end in 2004.

    Unless otherwise instructed in the proxy, all proxies will be voted for the election of the nominees identified above to a three-year term expiring in 2004, such nominees to hold office until their successors have been duly elected and qualified. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate by striking out the name(s) of the nominee(s) on the proxy card. Management does not contemplate that a nominee will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person to be designated by the Board of Directors.

    A plurality of the combined voting power of the shares of Class A and Class B Common Stock voted in person or represented by proxy at the meeting is required to elect each nominee as a Director.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
            "FOR" THE NOMINEES GEORGE E. KANE AND LARRY J. FRANKLIN,
                AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED
                     IN FAVOR THEREOF UNLESS A STOCKHOLDER
                     HAS INDICATED OTHERWISE ON THE PROXY.

                           ADOPTION OF THE COMPANY'S
            2001 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN
                   AND THE RESERVATION OF 1,000,000 SHARES OF
                     CLASS A COMMON STOCK FOR STOCK OPTIONS
                    WHICH MAY BE GRANTED UNDER THE 2001 PLAN
                           (PROPOSAL 2 ON PROXY CARD)

GENERAL

    The Company's 2001 Employee, Director and Consultant Stock Option Plan (the "2001 Plan") was adopted by the Company's Board of Directors on March 20, 2001 with 1,000,000 shares of Class A Common Stock reserved for issuance under the 2001 Plan. The 2001 Plan, which is attached to this proxy statement as Appendix B, provides for the grant of incentive stock options to employees and the grant of non-qualified stock options to employees, Directors and consultants of the Company on such terms and conditions as may be determined by the Compensation Committee of the Board of Directors, including the determination of which employees, Directors and consultants are to receive grants of options, exercise price, number of shares and exercisability under the 2001 Plan. Under the 2001 Plan, incentive options must be granted with exercise prices of no less than the fair market value of the Class A Common Stock on the date of grant. The 2001 Plan is being submitted for stockholder approval at the Annual Meeting of Stockholders to ensure qualification of the 2001 Plan under (i) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to deductibility by the Company of compensation to certain executives in excess of $1 million per year, (ii) Section 422 of the Code, relating to the ability of options granted under the 2001 Plan to be incentive stock options, and
(iii) Nasdaq rules. The Board believes that the adoption of the 2001 Plan is advisable to give the Company the flexibility needed to attract, retain and motivate employees, Directors and consultants.

MATERIAL FEATURES OF THE 2001 PLAN

    The purpose of the 2001 Plan is to attract, retain and motivate employees, Directors and consultants through the issuance of stock options and to encourage ownership of shares of Class A Common Stock by employees, Directors and consultants of the Company. The 2001 Plan is administered by the Compensation Committee. Subject to the provisions of the 2001 Plan, the Compensation Committee determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, and has the authority to administer the provisions of the 2001 Plan. All employees, Directors and consultants of the Company and its affiliates (as of April 30, 2001, approximately 150 employees, 5 Directors and 5 consultants) are eligible to participate in the 2001 Plan.

    Options granted under the 2001 Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or
(ii) non-qualified stock options. Incentive stock options may be granted under the 2001 Plan to employees of the Company and its affiliates. In the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited. Non-qualified stock options may be granted to consultants, Directors and employees of the Company and its affiliates.

    The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company by an employee may not exceed $100,000. Incentive stock options granted under the 2001 Plan may not be granted at a price less than the fair market value of the Class A Common Stock on the date of grant, or 110% of fair market value in the case of employees holding 10% or more of the voting stock of the Company. Incentive stock options granted under the 2001 Plan expire not more than seven years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the 2001 Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution.

    An incentive stock option granted under the 2001 Plan may, at the Compensation Committee's discretion, be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the 2001 Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or three (3) months after such termination. In granting any non-qualified stock option, the Compensation Committee may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Compensation Committee shall determine. In the event of the optionholder's death or disability, both incentive stock options and non-qualified stock options may be exercised, to the extent exercisable on the date of death or disability (plus a pro rata portion of the option if the option vests periodically), by the optionholder or the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability. In the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

    If (i) the shares of Class A Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Class A Common Stock as a stock dividend on its outstanding Class A Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Class A Common Stock, the number of shares of Class A Common Stock deliverable upon the exercise of an option granted under the 2001 Plan may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such events. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Compensation Committee or the Board of Directors of any entity assuming the obligations of the Company under the 2001 Plan (the "Successor Board"), shall, as to outstanding options under the 2001 Plan either
(i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Class A Common Stock in connection with the Acquisition or securities of the successor or acquiring entity; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Class A Common Stock, an optionholder upon exercising an option under the 2001 Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities which would have been received if such option had been exercised prior to such recapitalization or reorganization.

    The 2001 Plan may be amended by the stockholders of the Company. The 2001 Plan may also be amended by the Board of Directors or the Compensation Committee, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422 is subject to obtaining such stockholder approval.

    On April 20, 2001, the closing market price per share of the Company's Class A Common Stock was $29.08, as reported on the Nasdaq National Market.

FEDERAL INCOME TAX CONSIDERATIONS

    Options granted under the 2001 Plan may be either incentive stock options, or ISOs, which satisfy the requirements of Section 422 of the Internal Revenue Code or non-qualified stock options, or NQSOs, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

        ISOS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or the amount realized on a disqualifying sale, if less) over the exercise price paid for those shares will be taxable as ordinary income to the optionee; any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

        NON-QUALIFIED STOCK OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-qualified stock option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    The Company will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercise of a non-qualified stock option or the disqualifying disposition of an incentive stock option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

    The affirmative vote of a majority of the combined voting power of the shares of Class A and Class B Common Stock voted in person or represented by proxy is required to approve the adoption of the Company's 2001 Plan and the reservation of 1,000,000 shares of Class A Common Stock for stock options which may be granted under the 2001 Plan.

             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
              THE ADOPTION OF THE 2001 PLAN AND THE RESERVATION OF
           1,000,000 SHARES OF CLASS A COMMON STOCK FOR STOCK OPTIONS
             WHICH MAY BE GRANTED UNDER THE 2001 PLAN, AND PROXIES
             SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

            RATIFICATION OF CHOICE OF INDEPENDENT PUBLIC ACCOUNTANTS
                           (PROPOSAL 3 ON PROXY CARD)

    The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public accountants, to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 29, 2001. In accordance with a resolution of the Board of Directors, this appointment is being presented to the stockholders for ratification at the annual meeting.

    PricewaterhouseCoopers LLP has no direct or indirect material financial interest in the Company or its subsidiaries. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will be given the opportunity to make a statement on the firm's behalf if they so desire. The representatives also will be available to respond to appropriate questions raised by those in attendance at the meeting.

AUDIT FEES

    The Company paid PricewaterhouseCoopers LLP a total of $145,800 for their audit of the Company's annual financial statements for the fiscal year ended December 30, 2000 and for their review of the Company's Quarterly Reports on Form 10-Q filed during the last fiscal year.

ALL OTHER FEES

    During the Company's fiscal year ended December 30, 2000, the Company paid PricewaterhouseCoopers LLP a total of $274,300 for their review of the Company's income tax provisions, and for their preparation of the Company's state sales and use tax returns, state income tax returns and federal income tax returns.

    The Audit Committee has considered whether the provision of the services described above under the caption "All Other Fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence.

    Proxies solicited by management will be voted for the ratification unless stockholders specify otherwise. Ratification by the stockholders is not required. If the proposal is not approved by the stockholders, the Board of Directors will not change the appointment for fiscal 2001, but will consider the stockholder vote in appointing auditors for fiscal year 2002.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
              "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP
                AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
            FOR FISCAL YEAR 2001, AND PROXIES SOLICITED BY THE BOARD
              WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER
                     HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER BUSINESS

    In addition to the business described above, there will be remarks by the Chairman of the Board and Chief Executive Officer and a general discussion period during which stockholders will have an opportunity to ask questions about the Company.

    As of the date of this proxy statement, the management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting of stockholders. It is intended, however, that the persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of the Company and its stockholders.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    To be considered for inclusion in the proxy statement relating to the Company's Annual Meeting of stockholders to be held in 2002, stockholder proposals must be received no later than December 31, 2001. Other proposals of stockholders of the Company (including Director nominations) intended to be presented at the 2002 Annual Meeting of Stockholders but not included in the proxy statement must be received by the Company not less than 60 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, the stockholder's notice may be delivered to, or mailed and received by, the Company at its principal executive office not later than the close of business on the later of (i) the 60th day prior to the scheduled date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. Proposals received not in accordance with the above standards will not be voted on at the 2002 Annual Meeting.

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR FISCAL YEAR 2000 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS COORDINATOR, PANERA BREAD COMPANY, 6710 CLAYTON ROAD, RICHMOND HEIGHTS, MISSOURI 63117.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          William W. Moreton
                                          Assistant Secretary

Richmond Heights, Missouri
April 30, 2001

                                   APPENDIX A

                                  PANERA BREAD
                            AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD. Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

- The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

- As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with

  Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

- The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

- The Committee shall:

    - request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

    - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

    - recommend that the Board take appropriate action to oversee the independence of the outside auditor.

- The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                                   APPENDIX B

                              PANERA BREAD COMPANY
            2001 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

1.  DEFINITIONS.

    Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Panera Bread Company 2001 Employee, Director and Consultant Stock Option Plan, have the following meanings:

       Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

       Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

       Board of Directors means the Board of Directors of the Company.

       Code means the United States Internal Revenue Code of 1986, as amended.

       Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

       Common Stock means shares of the Company's Class A Common Stock, $.0001 par value per share.

       Company means Panera Bread Company, a Delaware corporation.

       Disability or Disabled means permanent and total disability as defined in
       Section 22(e)(3) of the Code.

       Fair Market Value of a Share of Common Stock means:

       (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system on the date of grant;

       (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the date of grant; and

       (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

       ISO means an option meant to qualify as an incentive stock option under
       Section 422 of the Code.

       Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options under the Plan.

       Non-Qualified Option means an option which is not intended to qualify as an ISO.

       Option means an ISO or Non-Qualified Option granted under the Plan.

       Option Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

       Participant means a Key Employee, director or consultant to whom one or more Options are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

       Plan means this Panera Bread Company 2001 Employee, Director and Consultant Stock Option Plan.

       Shares means shares of the Common Stock as to which Options have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

       Survivors means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to an Option by will or by the laws of descent and distribution.

2.  PURPOSES OF THE PLAN.

    The Plan is intended to encourage ownership of Shares by Key Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs and Non-Qualified Options.

3.  SHARES SUBJECT TO THE PLAN.

    The number of Shares which may be issued from time to time pursuant to this Plan shall be 1,000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 16 of the Plan.

    If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option shall be available for the granting of other Options under the Plan. Any Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

4.  ADMINISTRATION OF THE PLAN.

    The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

    a. Interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

    b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Options;

    c. Determine the number of Shares for which an Option or Options shall be granted, provided, however, that in no event shall Options to purchase more than 500,000 Shares be granted to any Participant in any fiscal year; and

    d. Specify the terms and conditions upon which an Option or Options may be granted;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee.

5.  ELIGIBILITY FOR PARTICIPATION.

    The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time an Option is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of an Option to a person not then an employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Option shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the delivery of the Option Agreement evidencing such Option. ISOs may be granted only to Key Employees. Non-Qualified Options may be granted to any Key Employee, director or consultant of the Company or an Affiliate. The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Options.

6.  TERMS AND CONDITIONS OF OPTIONS.

    Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto.

    A. Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified
       Option:

       a. Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the par value per share of Common Stock.

       b. Each Option Agreement shall state the number of Shares to which it pertains;

       c. Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

       d. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

             i. The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

             ii. The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

    B. ISOs: Each Option intended to be an ISO shall be issued only to a Key Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the

       Administrator determines are appropriate but not in conflict with
       Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

       a. Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clause (a) thereunder.

       b. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

             i. Ten percent (10%) OR LESS of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

             ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

       c.  Term of Option: For Participants who own

             i. Ten percent (10%) OR LESS of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than seven (7) years from the date of the grant or at such earlier time as the Option Agreement may provide.

             ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

       d. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

7.  EXERCISE OF OPTIONS AND ISSUE OF SHARES.

    An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal executive office address, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or
(d) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in

Section 1274(d) of the Code, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

    The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

    The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 19) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B(d).

    The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator, after consulting the counsel for the Company, determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

8.  RIGHTS AS A SHAREHOLDER.

    No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.

9.  ASSIGNABILITY AND TRANSFERABILITY OF OPTIONS.

    By its terms, an Option granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable Option Agreement. The designation of a beneficiary of an Option by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, an Option shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option, shall be null and void.

10. EFFECT OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE" OR DEATH OR DISABILITY.

    Except as otherwise provided in the pertinent Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised all Options, the following rules apply:

    a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 11, 12, and 13, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement.

    b. Except as provided in Subparagraph (c) below, or Paragraph 12 or 13, in no event may an Option Agreement provide, if the Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

    c. The provisions of this Paragraph, and not the provisions of Paragraph 12 or 13, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant's Disability or death within three (3) months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one (1) year after the date of the Participant's termination of employment, but in no event after the date of expiration of the term of the Option.

    d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Option.

    e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

    f. Except as required by law or as set forth in the pertinent Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

11.  EFFECT OF TERMINATION OF SERVICE "FOR CAUSE".

    Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause" prior to the time that all his or her outstanding Options have been exercised:

    a. All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated "for cause" will immediately be forfeited.

    b. For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

    c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the right to exercise any Option is forfeited.

    d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

12.  EFFECT OF TERMINATION OF SERVICE FOR DISABILITY.

    Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

    a.  To the extent exercisable but not exercised on the date of Disability;
       and

    b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

    A Disabled Participant may exercise such rights only within the period ending one (1) year after the date of the Participant's termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

    The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

13.  EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

    Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

    a.  To the extent exercisable but not exercised on the date of death; and

    b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant's death.

    If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

14.  PURCHASE FOR INVESTMENT.

    Unless the offering and sale of the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

    a. The person(s) who exercise(s) such Option shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

           "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

    b. At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

15.  DISSOLUTION OR LIQUIDATION OF THE COMPANY.

    Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option to the extent that the Option is exercisable as of the date immediately prior to such dissolution or liquidation.

16.  ADJUSTMENTS.

    Upon the occurrence of any of the following events, a Participant's rights with respect to any Option granted to him or her hereunder which has not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the pertinent Option Agreement:

    A. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Option may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such events. The number of Shares subject to options to be granted to directors pursuant to Paragraph 6(A)(e) and the number of Shares subject to the limitation in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

    B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either
(i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or
(iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

    C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities which would have been received if such Option had been exercised prior to such recapitalization or reorganization.

    D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

17.  ISSUANCES OF SECURITIES.

    Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

18.  FRACTIONAL SHARES.

    No fractional shares shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

19.  CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

    The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

20.  WITHHOLDING.

    In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise of an Option or a Disqualifying Disposition (as defined in Paragraph 21), the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

21.  NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

    Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.  TERMINATION OF THE PLAN.

    The Plan will terminate on March 20, 2011, the date which is ten (10) years from the EARLIER of the date of its adoption and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders of the Company; provided, however, that any such earlier termination shall not affect any Option Agreements executed prior to the effective date of such termination.

23.  AMENDMENT OF THE PLAN AND AGREEMENTS.

    The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under an Option previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

24.  EMPLOYMENT OR OTHER RELATIONSHIP.

    Nothing in this Plan or any Option Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

25.  GOVERNING LAW.

    This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

/ /   PLEASE MARK VOTES
      AS IN THIS EXAMPLE


-------------------------------------------------------------------------------
                              PANERA BREAD COMPANY
-------------------------------------------------------------------------------

                                    CLASS B


CONTROL NUMBER:
RECORD DATE SHARES:




Please be sure to sign and date this Proxy.     Date
                                                     --------------------------


-----Stockholder sign here------------------------Co-owner sign here-----------

DETACH CARD



1. Election of two (2) Directors to the Board of Directors to serve for a term ending in 2004 and until their successors are duly elected and qualified.

                                   For the      With-       For All
                                   Nominees     hold        Except

         (01) George E. Kane         / /        / /           / /
         (02) Larry J. Franklin


         NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.



2. Adoption of the Company's 2001 Employee, Director and Consultant Stock Option Plan and the reservation of 1,000,000 shares of Class A Common Stock, $.0001 par value per share, for stock options which may be granted under the 2001 Plan.

                                     For          Against       Abstain

                                     / /            / /           / /


3. Ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 29, 2001.

                                     For          Against       Abstain

                                     / /           / /           / /

4. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.


         Mark box at right if an address change or comment has been noted on the
         reverse side of this card.                                       / /

                                                                     DETACH CARD


                              PANERA BREAD COMPANY


Dear Stockholder,

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 12, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Panera Bread Company

ABPCB1

                              PANERA BREAD COMPANY


                               6710 CLAYTON ROAD
                           RICHMOND HEIGHTS, MO 63117

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 12, 2001
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Ronald M. Shaich and William W. Moreton as Proxies, with full power of substitution for and on behalf of the undersigned at the 2001 Annual Meeting of Stockholders of PANERA BREAD COMPANY to be held at Bank of America, 800 Market Street, Atrium Conference Room 1, St. Louis, MO 63101, on Tuesday, June 12, 2001, at 9:00 a.m. Central Time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

-------------------------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING
                             THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

---------------------------------        --------------------------------------

---------------------------------        --------------------------------------

---------------------------------        --------------------------------------


ABPCB2

/X/   PLEASE MARK VOTES
      AS IN THIS EXAMPLE


-------------------------------------------------------------------------------
                              PANERA BREAD COMPANY
-------------------------------------------------------------------------------

                                    CLASS A


CONTROL NUMBER:
RECORD DATE SHARES:




Please be sure to sign and date this Proxy.     Date
                                                     --------------------------


-----Stockholder sign here------------------------Co-owner sign here-----------

DETACH CARD



1. Election of two (2) Directors to the Board of Directors to serve for a term ending in 2004 and until their successors are duly elected and qualified.

                                          For the       With-       For All
                                          Nominees      hold        Except
         (01) George E. Kane
         (02) Larry J. Franklin             / /         / /           / /


         NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.


2. Adoption of the Company's 2001 Employee, Director and Consultant Stock Option Plan and the reservation of 1,000,000 shares of Class A Common Stock, $.0001 par value per share, for stock options which may be granted under the 2001 Plan. For Against Abstain

                                             For       Against       Abstain

                                             / /        / /            / /


3. Ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 29, 2001.

                                             For       Against       Abstain

                                             / /        / /            / /


4. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

         Mark box at right if an address change or comment has been noted on the
         reverse side of this card.                                    / /

                                                                     DETACH CARD



                              PANERA BREAD COMPANY

Dear Stockholder,

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 12, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Panera Bread Company

ABPCM1

                              PANERA BREAD COMPANY


                               6710 CLAYTON ROAD
                           RICHMOND HEIGHTS, MO 63117

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 12, 2001
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned, revoking all prior proxies, hereby appoints Ronald M. Shaich and William W. Moreton as Proxies, with full power of substitution for and on behalf of the undersigned at the 2001 Annual Meeting of Stockholders of PANERA BREAD COMPANY to be held at Bank of America, 800 Market Street, Atrium Conference Room 1, St. Louis, MO 63101, on Tuesday, June 12, 2001, at 9:00 a.m. Central Time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

-------------------------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING
                             THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

---------------------------------        --------------------------------------

---------------------------------        --------------------------------------

---------------------------------        --------------------------------------


ABPCM2